Exhibit 23.2

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the  independent  auditor  for  Royal Bees Company, Inc., we hereby consent to the incorporation by reference in this Form S-1, pursuant to Section 12(g) of the Securities Exchange Act of 1934, of our report, relating to the  audited  financial  statements of Royal Bees Company, Inc. as of December 31, 2012 and 2011 and the related statement of operations, stockholders’ deficit and cash flows for the years ended December 31, 2012 and 2011.  Our audit report is dated May 15, 2013.

/s/ R. R. Hawkins & Associates International, a PC

Los Angeles, California

June 6, 2013